Exhibit (h.15)

EXHIBIT A
to the Frontegra Funds, Inc.
Fund Accounting Servicing Agreement

FUND NAMES

Separate Series of Frontegra Funds, Inc.

Name of Series	Date Added
Frontegra Columbus Core Plus Fund (Institutional Class)
Frontegra Columbus Core Plus Fund (Y Class)	-effective on or after September 4, 2007
Frontegra Columbus Core Plus Fund (Service Class)	-effective on or after December 31, 2009
Frontegra Columbus Core Fund (Institutional Class)
Frontegra Columbus Core Fund (Service Class)	-effective on or after December 31, 2009
Frontegra Netols Small Cap Value Fund (Institutional Class)
Frontegra Netols Small Cap Value Fund (Y Class)	-effective on or after September 4, 2007
Frontegra Mastholm International Equity Fund
Frontegra Sky International Value Fund (Institutional Class)
Frontegra Sky International Value Fund (Y Class)
Frontegra Timpani Small Cap Growth Fund (Institutional Class)
Frontegra Timpani Small Cap Growth Fund (Y Class)
Frontegra Hexam Emerging Markets Fund
Frontegra Phocas Small Cap Value Fund (Class L)
Frontegra Phocas Small Cap Value Fund (Class I)